Exhibit B
                      NATIONAL FUEL RESOURCES, INC.
                             BALANCE SHEET

                                                AT DECEMBER 31,
                                                ---------------
                                             1998             1997
                                             ----             ----
ASSETS
Current Assets:
  Cash                                    $   319,804      $    23,587
  Short Term Investments                   10,551,046        4,595,314
  Accounts Receivable                      10,181,735        9,332,532
  Accounts Receivable-Interco                   4,839           25,341
  Reserve for Bad Debts                      (653,134)        (533,862)
  Gas Stored Underground                    2,767,455          407,225
  Other Current Assets                        115,031          133,635
                                          -----------      -----------
                                           23,286,776       13,983,772
                                          -----------      -----------

Property, Plant, and Equipment
  Furniture and Fixtures                      548,603          335,664
Less - Accumulated DD&A                      (164,419)         (59,395)
                                          -----------      -----------
                                              384,184          276,269
                                          -----------      -----------

Other Assets:
  Long Term Investments                       486,944          887,040
  Other Deferred Debits                       224,720          193,347
                                          -----------      -----------
                                              711,664        1,080,387
                                          -----------      -----------

                                          $24,382,624      $15,340,428
                                          ===========      ===========

LIABILITIES
Current Liabilities:
Accounts Payable                              171,677        1,234,625
  Accrued Liabilities                       8,161,704        2,469,672
  Current Income Taxes-Federal                110,244         (403,238)
  Current Income Taxes-State                   37,443           63,167
  Accounts Payable-Intercompany             1,122,133        1,359,531
  Dividends Payable                            35,000           35,000
  Intercompany Borrowing                    9,700,000                0
                                          -----------      -----------
                                           19,338,201        4,758,757
                                          -----------      -----------

Long Term Liabilities:
Deferred Income Taxes                        (896,876)        (707,724)
Miscellaneous Deferred Credits             (5,553,277)         666,981
                                          -----------      -----------
                                           (6,450,153)         (40,743)
                                          -----------      -----------

Stockholder's Equity:
  Common Stock                                 10,000           10,000
  Capital Paid in Excess of Par             3,490,000        3,490,000
  Retained Earnings                         8,484,576        7,472,414
  Retained Earnings - Dividends              (490,000)        (350,000)
                                          -----------      -----------
Total Equity                               11,494,576       10,622,414
                                          -----------      -----------

                                          $24,382,624      $15,340,428
                                          ===========      ===========